Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT is made and entered into as of October 5, 2017 (this “Agreement”), by and among (i) Atlantic Alliance Partnership Corp. (“AAPC”), (ii) AAP Sponsor (PTC) Corp., (“Sponsor”), (iii) Fox Investments Limited (“Fox”) and (iv) Kalyx Development Inc. (“Kalyx”), (v) each of the stockholders of Kalyx signatory hereto (the “Kalyx Stockholders”).

RECITALS:

WHEREAS, AAPC and Kalyx entered into an Agreement and Plan of Merger, dated May 8, 2017 (the “Merger Agreement”);

WHEREAS, the Sponsor, Fox and Kalyx entered into a letter agreement, dated May 8, 2017 (the “Forfeiture Agreement”);

WHEREAS, the Kalyx Stockholders each entered into a voting agreement, dated May 8, 2017, with AAPC and Kalyx (collectively, the “Voting Agreements” and, together with the Merger Agreement, Forfeiture Agreement and all annexes, appendices, exhibits and related documents thereto, the “Kalyx Agreements”); and

WHEREAS, the parties to this Agreement desire to terminate the Kalyx Agreements.

AGREEMENT:

NOW, THEREFORE, in consideration of and subject to the mutual agreements, terms and conditions herein contained, the parties hereby agree as follows:

Section 1.          Termination. Subject to the terms and conditions set forth herein, (i) each of the the Kalyx Agreements are hereby, pursuant to their respective terms, terminated, effective immediately, and shall be null and void and no longer of any force or effect (the “Termination”), and (ii) the parties to this Agreement hereby waive any and all requirements with respect to the giving of any prior notice with respect to or in connection with the Termination and the procedural requirements, form and content of such Termination under the applicable Kalyx Agreements, in each case, without further obligation on the part of any party hereto to any other party hereto under the Kalyx Agreements.

Section 2.           Mutual Release. Each of the parties to this Agreement hereby, without any other action to be taken, forever fully, unconditionally and irrevocably waives, releases and discharges each of the other parties to this Agreement, together with such other party’s directors, officers, partners, shareholders, members, managers, present and former subsidiaries, principals, employees, insurers, subrogors, subrogees, licensees, predecessors, successors, assigns, agents, attorneys and affiliates (collectively, whether entities or natural persons, “Related Parties”), of and from the terms and obligations of the Kalyx Agreements, as well as of and from any and all causes of actions, suits, debts, obligations, liabilities, proceedings, orders, damages, judgments, claims, demands and remedies of any nature (whether known or unknown, foreseeable or unforeseeable, liquidated or unliquidated, or insured or uninsured) whatsoever that the parties have or have ever had under the Kalyx Agreements arising out of or relating to any events occurring or circumstances existing on or prior to the date hereof, notwithstanding any term or provision thereunder or any other agreement between any of the parties to the contrary. The parties to this Agreement do hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any other party hereto or any of the parties’ Related Parties, based upon any matter released hereby.

Section 3.           Further Assurances. Each party to this Agreement will, at any time and from time to time after the date hereof, execute and deliver, or cause to be executed and delivered, such further consents, approvals, conveyances, and other documents and instruments, and take, or cause to be taken, such other actions, as the other party may reasonably request in order to carry out or confirm any of the terms and provisions of, or the intent and purpose of, this Agreement.

Section 4.           Miscellaneous.

4.1              Governing Law. This Agreement shall be governed by, and interpreted, construed and enforced in accordance with, the internal laws of the State of New York without regard to its conflict of laws principles.

4.2              Modification in Writing. The parties hereto agree that this Agreement may be amended or modified only by a mutual writing executed by each of the parties hereto.

4.3              Binding on Successors.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.4              Mutually Drafted. The parties hereto acknowledge that the drafting of this Agreement is a mutual effort among the parties and their counsel and that this Agreement is not to be construed against any party or group of parties as the drafter.

4.5              Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

4.6              Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

4.7              Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

By:	/s/ Iain Abrahams
Name: Iain Abrahams
Title: Chief Executive Officer

AAP SPONSOR (PTC) CORP.

By:	/s/ Iain Abrahams
Name: Iain Abrahams
Title: Director

FOX INVESTMENTS LIMITED

By:	/s/ Iain Abrahams
Name: Iain Abrahams
Title: Managing Director

KALYX DEVELOPMENT INC.

By:	/s/ George M. Stone
Name: George M. Stone
Title: Chief Executive Officer

KALYX STOCKHOLDERS:

/s/ George M. Stone
George M. Stone

/s/ Potter W. Polk
Potter W. Polk

/s/ Dawn M. Sandoval
Dawn M. Sandoval

Signature Page – Termination Agreement